Affirm Reports Fiscal Year 2021 Second Quarter Results

Company Provides Outlook for Fiscal Third Quarter and Fiscal Full Year 2021

SAN FRANCISCO – February 11, 2021 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), a more flexible and transparent alternative to credit cards, today reported financial results for its fiscal 2021 second quarter ended December 31, 2020.

"Since we founded Affirm and through to this day, our mission has been to build honest financial products that improve lives. We've aligned our success with the success of both sides of the commerce ecosystem, winning when our consumers and our merchants win. And during the last quarter, we continued to demonstrate that this approach translates into results," said Max Levchin, Founder and CEO of Affirm. "We grew our active consumers 52% and our merchant base 90% year-over-year, driving revenue growth of 57% year-over-year and a 55% year-over-year increase in quarterly gross merchandise volume to a record $2.1 billion. As we look ahead, we remain committed to empowering consumers to take control of their finances, helping merchants grow their revenue on our platform, and developing new innovative solutions to establish the ubiquity of our network and breath of our platform."
Second Quarter of Fiscal Year 2021 Operating Highlights:
•Gross merchandise volume ("GMV") for the second quarter of fiscal 2021 was $2.1 billion, an increase of 55% when compared to the second quarter of fiscal 2020
•The Company had 4.5 million active consumers as of December 31, 2020, an increase of 52% when compared to the second quarter of fiscal 2020
•Transactions per active consumer were approximately 2.2 as of December 31, 2020, an increase of 7% when compared to the second quarter of fiscal 2020
Second Quarter of Fiscal Year 2021 Financial Highlights:
•Total revenue for the second quarter of fiscal 2021 was $204.0 million, a 57% increase when compared to the second quarter of fiscal 2020
•Total revenue less transaction costs1 for the second quarter of fiscal 2021 was $89.9 million, a 141% increase when compared to the second quarter of fiscal 2020
•Operating loss for the second quarter of fiscal 2021 was $31.7 million compared to $32.6 million in the second quarter of fiscal 2020, a decrease of 3%
•Adjusted operating loss1 for the second quarter of fiscal 2021 was $1.8 million compared to $21.9 million in the second quarter of fiscal 2020, a decrease of 92%
•Net loss for the second quarter of fiscal 2021 was $31.6 million compared to $31.0 million in the second quarter of fiscal 2020

Recent Developments
On January 1, 2021, the Company completed its acquisition of PayBright Inc., one of Canada’s leading buy now, pay later providers.

On January 15, 2021, the Company closed its initial public offering ("IPO") of 28,290,000 shares of Class A common stock, including 3,690,000 shares pursuant to the option granted to the underwriters to purchase additional shares of Class A common stock, at an offering price of $49.00 per share. The proceeds, before expenses, to the Company from the IPO were $1.3 billion.
1 Information about Affirm's use of non-GAAP financial measures is provided under "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

Financial Outlook
The following table summarizes Affirm's guidance for the third quarter and full year fiscal 2021 periods1.

	Fiscal Q3 2021	Fiscal Year 2021
GMV	$1.80 to $1.85 billion	$7.25 to $7.35 billion
Revenue	$185 to $195 million	$760 to $780 million
Transaction Costs	$125 to $130 million	$500 to $510 million
Revenue Less Transaction Costs	$60 to $65 million	$260 to $270 million
Adjusted Operating Loss[2]	$(47.5) to $(52.5) million	$(120) to $(130) million
Weighted Average Shares Outstanding	226 million	155 million
Conference Call
Affirm will host a conference call and webcast to discuss second quarter fiscal year 2021 financial results on Thursday, February 11, 2021, at 5:00pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Financial Measures
The Company uses the following key operational, financial, and non-GAAP financial metrics to evaluate its business, measure its performance, develop forecasts, and make strategic decisions.

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$1.3	$2.1	$2.2	$3.6
Total Revenue, net	$130.0	$204.0	$217.9	$378.0
Total Revenue as a % of GMV	9.7%	9.8%	9.9%	10.6%
Transaction Costs	$92.7	$114.1	$155.3	$244.1
Transaction Costs as a % of GMV[1]	6.9%	5.5%	7.0%	6.9%
Revenue Less Transaction Costs[1]	$37.3	$89.9	$62.6	$133.9
Revenue Less Transaction Costs as a % of GMV[1]	2.8%	4.3%	2.8%	3.8%
Operating Loss	$(32.6)	$(31.7)	$(65.6)	$(76.3)
Adjusted Operating Loss[1]	$(21.9)	$(1.8)	$(44.3)	$(21.1)
Operating Margin	(25.1)%	(15.5)%	(30.1)%	(20.2)%
Adjusted Operating Margin[1]	(16.9)%	(0.9)%	(20.3)%	(5.6)%
Net Loss	$(31.0)	$(31.6)	$(61.8)	$(46.8)

	December 31, 2019	June 30, 2020	December 31, 2020
	(in millions, except Total Platform Portfolio, per consumer, and percent data) (unaudited)
Active Consumers	3.0	3.6	4.5
Transactions per Active Consumer	2.1	2.1	2.2
Total Platform Portfolio (in billions)	$2.2	$2.5	$3.7
Equity Capital Required[1]	$220.1	$220.8	$277.3
Equity Capital Required as a % of Total Platform Portfolio[1]	10.2%	8.9%	7.5%
Allowance for Credit Losses as a % of Loans Held for Investment	8.5%	9.2%	6.9%
2 A reconciliation of adjusted operating loss to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

Gross Merchandise Volume ("GMV")
The Company measures gross merchandise volume to assess the volume of transactions that take place on its platform. The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by Affirm. However, the GMV processed through its platform is an indicator of the success of its merchants and the strength of its platform.
Transaction Costs
The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense.
Revenue Less Transaction Costs
The Company defines revenue less transaction costs as its GAAP total revenue less transaction costs as defined above.
Adjusted Operating Loss
The Company defines adjusted operating loss as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the amortization of its commercial agreement asset; and (d) certain other non-recurring items.
Adjusted Operating Margin
The Company defines adjusted operating margin as its adjusted operating loss, as defined above, as a percentage of its GAAP total revenue.
Active Consumers
The Company assesses consumer adoption and engagement by the number of active consumers across its platform. Active consumers are the primary measure of the size of its network. The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date.
Transactions per Active Consumer
The Company believes the value of its network is amplified with greater consumer engagement and repeat usage, highlighted by increased transactions per active consumer. Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date.
Total Platform Portfolio
The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including both those loans held for investment and those loans owned by third-parties.
Equity Capital Required
The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date.

Use of Non-GAAP Financial Measures
To supplement the Company's interim condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: Transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating loss, adjusted operating margin, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of each of these non-GAAP financial measures are included above, and reconciliations of each non-GAAP financial measure with the most directly comparable GAAP financial measure are included in the tables below.

Management uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, as a measure of its operating results and the effectiveness of its business strategy, and in evaluating its financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, and use of these non-GAAP financial measures has limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be a measure of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;

•Adjusted operating income and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, although the assets being depreciated and amortized may need to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of its compensation strategy; and

•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.

Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations; the Company's future financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the industry and markets. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants and consumers and retain and grow its relationships with existing merchants and consumers; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue with a single merchant partner; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the highly competitive nature of its industry; risks relating to its agreement with one of its originating bank partners; the risk that its existing funding arrangements may not be renewed or replaced or its existing funding sources may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; risks associated with changes in market interest rates; risks relating to its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; risks associated with expanding its operations internationally; the potential impact of any cyber-attacks, misconduct, computer viruses, or physical or electronic break-ins that it might experience; risks associated with its business being subject extensive regulation, examination, and oversight in a variety of areas; and other risks that are described in its prospectus relating to its initial public offering filed on January 14, 2021 pursuant to Rule 424(b) under the Securities Act and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and do not intend to update these forward-looking statements.

About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. With that in mind, Affirm is building the next generation platform for digital and mobile-first commerce, making it easier for consumers to spend responsibly and with confidence, easier for merchants to convert sales and grow, and easier for commerce to thrive.
Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2020
Assets
Cash and cash equivalents	$267,059	$520,741
Restricted cash	61,069	116,049
Loans held for sale	4,459	12,302
Loans held for investment	1,034,312	1,888,432
Allowance for credit losses	(95,137)	(131,165)
Loans held for investment, net	939,175	1,757,267
Accounts receivable, net	59,001	67,046
Property, equipment and software, net	48,140	49,358
Other assets	23,348	185,359
Total Assets	$1,402,251	$2,708,122
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Liabilities:
Accounts payable	$18,361	$26,224
Payable to third-party loan owners	24,998	33,043
Accrued interest payable	1,860	3,133
Accrued expenses and other liabilities	27,810	44,629
Convertible debt	74,222	—
Notes issued by securitization trusts	—	818,446
Funding debt	817,926	804,960
Total liabilities	965,177	1,730,435
Redeemable convertible preferred stock, $0.00001 par value, 124,453,009 and 149,860,292 shares authorized as of June 30, 2020 and December 31, 2020; 122,115,971 and 148,396,979 shares issued and outstanding as of June 30, 2020 and December 31, 2020, respectively; liquidation preference of $809,032 and $1,305,240 as of June 30, 2020 and December 31, 2020, respectively	804,170	1,327,271
Stockholders’ deficit:
Common stock, $0.00001 par value, 232,000,000 and 304,000,000 shares authorized as of June 30, 2020 and December 31, 2020; 47,684,427 and 59,239,370 shares issued and outstanding as of June 30, 2020 and December 31, 2020, respectively	—	—
Additional paid in capital	80,373	142,477
Accumulated deficit	(447,167)	(493,999)
Accumulated other comprehensive gain (loss)	(302)	1,938
Total stockholders’ deficit	(367,096)	(349,584)
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit	$1,402,251	$2,708,122

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
Revenue
Merchant network revenue	$67,764	$99,630	$104,153	$192,895
Virtual card network revenue	7,110	10,820	10,711	16,778
Interest income	45,073	73,857	85,241	128,094
Gain on sales of loans	4,738	14,560	10,463	30,994
Servicing income	5,291	5,174	7,355	9,258
Total Revenue, net	$129,976	$204,041	$217,923	$378,019
Operating Expenses
Loss on loan purchase commitment	$42,661	$67,768	$62,622	$133,636
Provision for credit losses	30,178	17,468	55,022	57,735
Funding costs	8,167	12,060	16,295	22,412
Processing and servicing	11,652	16,802	21,347	30,300
Technology and data analytics	31,612	41,634	56,980	75,402
Sales and marketing	7,651	39,112	12,870	61,694
General and administrative	30,688	40,916	58,392	73,182
Total Operating Expenses	162,609	235,760	283,528	454,361
Operating Loss	$(32,633)	$(31,719)	$(65,605)	$(76,342)
Other income, net	1,730	240	4,003	29,685
Loss Before Income Taxes	$(30,903)	$(31,479)	$(61,602)	$(46,657)
Income tax expense	93	78	189	175
Net Loss	$(30,996)	$(31,557)	$(61,791)	$(46,832)
Excess return to preferred stockholders on repurchase	(13,205)	—	(13,205)	—
Net Loss Attributable to Common Stockholders	$(44,201)	$(31,557)	$(74,996)	$(46,832)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$(15)	$1,834	$10	$2,240
Net Other Comprehensive Income (Loss)	(15)	1,834	10	2,240
Comprehensive Loss	$(31,011)	$(29,723)	$(61,781)	$(44,592)
Per share data:
Net loss per share attributable to common stockholders:
Basic	$(0.92)	$(0.45)	$(1.55)	$(0.69)
Diluted	$(0.92)	$(0.45)	$(1.55)	$(1.07)
Weighted average common shares outstanding
Basic	48,079,867	70,801,521	48,241,444	67,795,598
Diluted	48,079,867	70,801,521	48,241,444	69,534,680

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
Cash Flows from Operating Activities
Net Loss	$(30,996)	$(31,557)	$(61,791)	$(46,832)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	30,178	17,468	55,022	57,735
Amortization of premiums and discounts on loans	(6,891)	(20,330)	(13,194)	(31,453)
Gain on sales of loans	(4,738)	(14,560)	(10,463)	(30,994)
Changes in fair value of servicing assets and liabilities	1,643	(92)	902	(188)
Changes in fair value of convertible debt derivative	—	—	—	(30,106)
Changes in fair value of residual trust certificates	—	(274)	—	(274)
Amortization of commercial agreement asset	—	17,039	—	31,300
Amortization of debt issuance costs	542	1,278	1,142	2,361
Stock-based compensation	8,369	6,521	16,794	12,724
Depreciation and amortization	2,432	3,351	4,544	7,071
Deferred tax expense	93	78	189	175
Other	(15)	1,834	12	2,241
Purchases of loans held for sale	(741,322)	(687,037)	(1,084,810)	(1,033,915)
Proceeds from the sale of loans held for sale	718,965	662,747	1,052,121	1,001,673
Change in operating assets and liabilities:
Accounts receivable, net	(1,075)	(19,255)	(3,058)	(9,080)
Other assets	(6,587)	(17,275)	(7,252)	(16,906)
Accrued interest payable	296	1,001	1,256	1,799
Accounts payable	4,170	1,752	1,991	7,862
Accrued expenses and other liabilities	5,090	17,817	5,081	16,802
Payable to third-party loan owners	3,729	11,839	6,869	8,046
Net Cash Used in Operating Activities	(16,117)	(47,655)	(34,645)	(49,959)
Cash Flows from Investing Activities
Purchases of loans	(781,546)	(1,404,972)	(1,339,851)	(2,582,741)
Origination of loans	—	(109,047)	—	(109,047)
Proceeds from the sale of loans	78,975	129,911	137,057	204,960
Principal repayments of loans	505,844	951,681	943,486	1,700,809
Acquisition funds in transit	—	(113,628)	—	(113,628)
Additions to property, equipment and software	(8,091)	(2,894)	(13,502)	(7,063)
Net Cash Used in Investing Activities	(204,818)	(548,949)	(272,810)	(906,710)
Cash Flows from Financing Activities
Proceeds from funding debt	559,248	759,441	969,782	1,533,379
Payment of debt issuance costs	(1,371)	(2,170)	(1,371)	(6,787)
Principal repayments of funding debt	(376,382)	(653,946)	(739,608)	(1,544,502)
Proceeds from issuance of notes and certificates by securitization trusts	—	378,223	—	896,455
Principal repayments of notes issued by securitization trusts	—	(55,613)	—	(70,390)
Proceeds from issuance of redeemable convertible preferred stock, net	(2)	108	15,481	434,542
Repurchases of redeemable convertible preferred stock	(22,591)	—	(22,591)	—
Proceeds from issuance of common stock	478	21,676	1,221	23,417
Repurchases of common stock	(17,589)	(199)	(18,454)	(783)
Net Cash Provided by Financing Activities	141,791	447,520	204,460	1,265,331
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(79,144)	(149,084)	(102,995)	308,662
Cash and cash equivalents and restricted cash, beginning of period	333,920	785,874	357,771	328,128
Cash and Cash Equivalents and Restricted Cash, end of period	$254,776	$636,790	$254,776	$636,790
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$7,329	$9,782	$13,924	$16,716
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$785	$253	$1,683	$1,225
Additions to property and equipment included in accrued expenses	1,559	9	1,559	24
Issuance of warrants in exchange for commercial agreement	—	—	—	67,645
Conversion of convertible debt	—	—	—	88,559

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2020	2019	2020
	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$42,661	$67,768	$62,622	$133,636
Provision for credit losses	30,178	17,468	55,022	57,735
Funding costs	8,167	12,060	16,295	22,412
Processing and servicing	11,652	16,802	21,347	30,300
Transaction Costs (Non-GAAP)	$92,658	$114,098	$155,286	$244,083
Technology and data analytics	31,612	41,634	56,980	75,402
Sales and marketing	7,651	39,112	12,870	61,694
General and administrative	30,688	40,916	58,392	73,182
Total Operating Expenses	$162,609	$235,760	$283,528	$454,361

Total Revenue	$129,976	$204,041	$217,923	$378,019
Less: Transaction Costs (Non-GAAP)	(92,658)	(114,098)	(155,286)	(244,083)
Revenue Less Transaction Costs (Non-GAAP)	$37,318	$89,943	$62,637	$133,936

Operating Loss	$(32,633)	$(31,719)	$(65,605)	$(76,342)
Add: Depreciation and amortization	2,432	3,351	4,544	7,071
Add: Stock-based compensation included in operating expenses	8,294	6,521	16,719	12,724
Add: Amortization of Shopify Inc. commercial agreement asset	—	17,039	—	31,300
Add: Other non-recurring items[3]	—	2,971	—	4,162
Adjusted Operating Loss (Non-GAAP)	$(21,907)	$(1,837)	$(44,342)	$(21,085)
Divided by: Total Revenue, net	$129,976	$204,041	$217,923	$378,019
Adjusted Operating Margin (Non-GAAP)	(16.9)%	(0.9)%	(20.3)%	(5.6)%

	December 31, 2019	June 30, 2020	December 31, 2020
	(in thousands) (unaudited)
Loans held for investment	$1,012,987	$1,034,312	$1,888,432
Add: Loans held for sale	6,255	4,459	12,302
Less: Funding debt	(799,178)	(817,926)	(804,960)
Less: Notes issued by securitization trusts	—	—	(818,446)
Equity Capital Required (Non-GAAP)	$220,064	$220,845	$277,328
3 Other non-recurring items consists of one-time expenses incurred in the period associated with the Company's initial public offering and its acquisition of PayBright Inc.